Exhibit 4.6

SHARE PURCHASE OFFER
EVOLUTION TECHNOLOGY SA

Buenos Aires, March 30, 2017

Sirs
Juan Carlos Galindo
Agustín Schweizer
Astrid Maulhardt By
hand

The undersigned, Victor Hugo Quevedo, in his capacity as President of Tower 3 SA (hereinafter referred to as the "Buyer") and on behalf of the same, I am pleased to address you Juan Carlos Galindo, Agustín Schweizer, and Astrid Maulhardt, in order to forward you the present irrevocable offer for the sale of shares of EVOLUTION TECHNOLOGY SA (hereinafter, the "Offer").

This Offer will have a validity of 5 days counted from its date of issue and will be considered accepted if you deliver to the Notary Gabriel Jonathan Buznick, with address in Perón 555 piso 2, contrafrente, CABA (hereinafter the "Notary") a communication addressed to the Buyer informing the bank accounts to which the transfer or payment of the price of the shares to which the Offer refers (the "Communication of Transfer Accounts") must be made. The Notary will sign satisfactory receipt of the mentioned delivery and receipt.

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Once this Offer is accepted in the terms indicated, it will be considered to be a binding agreement for the Parties subject to the terms and conditions described in Appendix A.

In the event that, within the period indicated in the previous paragraph, all sellers do not subscribe and deliver to the Notary the Communication of Transfer Account, this Offer shall be deemed not accepted without any legal effect.

Sincerely.

[SIGNATURE]

Víctor Hugo Quevedo
TOWER 3 SA
President

CERTIFIED IN SEAL/S
No. F013511534
CABA MARCH 30, 2017

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APPENDIX A

This Offer of Purchase and Sale of Shares (the "Offer" or "Agreement") is made on one side by

i) Juan Carlos Galindo, domiciled at Esmeralda 3120, piso 1, Oficina A of the Autonomous City of Buenos Aires (C1007ABT) (hereinafter "Galindo");

ii) Agustín Schweizer,domiciled at Esmeralda 3120, piso 1, Oficina A of the Autonomous City of Buenos Aires (C1007ABT) (hereinafter "Schweizer"); and,

iii) Astrid Maulhardt, domiciled at Esmeralda 3120, Piso 1, Oficina A of the Autonomous City of Buenos Aires (C1007ABT) (hereinafter "Maulhardt") and together with Galindo and Schweizer collectively and indistinctly referred to as "Sellers" or "Shareholders" and each individually "Seller" or "Shareholder"); and,

And on the other side,

Tower 3 SA, a public limited company duly organized in accordance with the laws of the Argentine Republic, domiciled in Tte. General Perón 555, 2 piso, of the City of Buenos Aires, registered in the Public Registry of Commerce of the City of Buenos Aires on December 13, 2016, under the number 24487 of Book 82 Volume - of the Book of Stock Companies (hereinafter referred to as the "Buyer").

C O N S I D E R I N G :

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i) WHEREAS the Sellers hold 100,000 (one hundred thousand) nominative non-endorsable common shares, each with a nominal value of one peso ($1), representing 100% of the capital stock and voting rights of Evolution Technology SA, a corporation incorporated In accordance with the laws of Argentina, with address at Avenida Raúl Scalabrini Ortiz 1355, Autonomous City of Buenos Aires, Argentina, and registered in the General Inspectorate of Justice under o. 4161 (hereinafter "EVOTECH" or the "Company"), and according to the following detail: Galindo holds 50,000 (fifty thousand) non-endorsable registered common shares, each with a nominal value of one peso ($1), representing 50% of the Company's share capital and voting rights (the "Galindo Shares"), Schweizer owns 19,000 (nineteen thousand) non-endorsable registered common shares with a nominal value of one peso ($1( each representing 19% of the share capital and votes of the Company (the "Schweizer Shares") and Maulhardt is Holder of thirty-one thousand (31,000) nominative non-endorsable common shares, with a nominal value of one peso $1, representing 31% of the Company's capital stock and votes of the Company (the "Shares").

ii) Whereas each of the Sellers wishes to sell and transfer to the Buyer and the Buyer wishes to acquire and receive from each of the Sellers sixty-five percent (65%) of the shares issued by EVOTECH owned by the Sellers, subject to the terms and conditions provided herein.

THEREFORE, by virtue of the agreement between the parties, the Sellers and the

Buyer agree as follows:

Article 1. Purchase and Sale of Shares Sold. Closing Date.

1.1. Each Seller is hereby required to sell, transfer and deliver to the Buyer and the Buyer hereby agrees to acquire and receive from each of the Sellers on the Closing Date (as defined in Article 1.3. below ), Sixty-five percent (65%)

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of all the shares issued and outstanding of EVOTECH owned by each Seller, which together total 65,000 Shares of the Company, representing sixty-five percent (65%) of the Company's share capital and of the votes of the Company pursuant to the following detail (hereinafter the shares of the Company sold as a result of this document are referred to as the "Shares Sold"):

i)	41,250 Shares of Galindo, representing 41.25% of the capital stock and the votes of the Company;
ii)	10,250 Shweizer Shares, representing 10.25% of registered capital and the votes of the Company;
iii)	13,500 Shares of Maulhardt, representing 13.50% of the capital stock and the votes of the Company;

1.2. The ownership, legal title, possession and all rights of any nature corresponding to the Sold Shares will be transferred from the Sellers to the Buyer on the Closing Date.

1.3. Unless otherwise agreed in writing by the Sellers and the Buyer, the Closing Date shall be March 31, 2017 (hereinafter the "Closing Date" or "Close") and in the event that the conditions of the Closing are not fulfilled on the Closing Date, this document shall automatically terminate.

Article 2. Purchase Price.

2.1. Purchase Price: As consideration for the sale, transfer and delivery of the Shares Sold, the Buyer will pay the Sellers a total purchase price (hereinafter the "Purchase Price") of US $350,000 (three hundred and fifty thousand United States dollars), (this sum, the "Cash Price") (such shares, "Price in Shares"). The Purchase Price will be distributed among the Sellers as follows: (before the sale

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provided herein), so that Galindo will receive US$ 83,558.13 (US Dollars eighty-three thousand five hundred fifty-eight and thirteen cents) of the Purchase Price and Schweizer and Maulhardt will receive the balance, as a whole, that is to say US$ 266,441.87 (US Dollars two hundred sixty and six thousand four hundred forty-one and eighty-seven cents). The Sellers declare that they have nothing to claim to the Buyer or to each other for the distribution of the purchase price of the Shares of their property.

2.2. The Buyer will pay the Selling Price to the Sellers on the Closing Date in payment, against and simultaneously with the transfer in their favor of the property, legal title and possession of, and all rights of any nature with respect to, the Shares Sold, free of any encumbrance, and according to the following detail:

2.2.1. Payment of the Cash Price: The sum of US$ 350,000 (US Dollars Three Hundred and Fifty Thousand) will be paid by transferring or depositing such amount into the bank accounts that are indicated separately in the Communication of Transfer Accounts (the "Payment Account"). The Sellers accept that by paying in said accounts of said Cash Price on the part of the Buyer the obligation of payment of said Price in Cash will have been fulfilled, with distribution of the sums of the Cash Price that Correspond to each of them corresponding to the Sellers exclusively.

Article 3. Payment of Operating Expenses of EVOTECH and Debt with Rojo

Resources Ltd.

3.1. On the Closing Date, the Buyer will also transfer to EVOTECH the sum of US$ 400,000 (US Dollars six hundred and fifty thousand). The referred payment will be made by means of a bank transfer to the bank account of the Company indicated in Annex 4.18 of this document and will be applied

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by the Company for the payment of operating expenses and advances of works, including those indicated in Appendix 3.1 of this Contract. In addition, the Buyer must transfer to EVOTECH the sum of US$ 250,000 (US dollars two hundred and fifty thousand) no later than April 17, 2017. In guarantee of such payment, the Buyer will deliver on the Closing Date to the sellers a check to the order of EVOTECH for the equivalent in pesos of the aforementioned amount, which for the aforementioned purposes is set at $ 3,950,000 (Pesos Three million nine hundred and fifty thousand). Likewise, the payment commitment is guaranteed through the pledge of shares referred to in clause 7.2 hereof.

3.2. The Parties acknowledge that the Company has received in loan the amount oftwenty thousand (US $ 2,000,000) from Rojo Resources, Ltd., a company incorporated and existing in accordance with the laws of Canada (such credit, the "Debt with Rojo"). Subject to the transfer to the Buyer of the Shares Sold on the

Closing Date, the Company and the Buyer will be responsible for negotiating the repayment of the Debt with Rojo.

Article 4. Declarations and guarantees of the Sellers.

At the date of this Agreement and the Closing Date, the Sellers hereby declare and guarantee to the Buyer the following:

4.1. Capacity. Validity: Each Seller has the factual and legal capacity necessary to conclude, fulfill and execute this Contract and the obligations arising therefrom and from its signature, this Contract will create valid and binding obligations of each Seller, which must be fulfilled and executed In accordance with its terms. The performance, observance and execution of this Contract by each Seller and the performance of the transactions considered in this document (i) (subject to notice, or fulfillment of term or both) shall be valid, demandable and enforceable in relation to each Seller and the

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Company; (ii) will not violate or conflict with any Legal Requirement (as defined in sub-clause 4.14 (b) hereof) applicable to Seller or to a company controlled by the Seller.

4.2 Consent of the Spouse: The spouse of each Seller has expressly stated their consent to this Contract and the transfer of the Shares Sold, regardless of whether such consent is required by law or not.

4.3. Ownership of Shares Sold - Ownership: each Seller is the owner and exclusive proprietor of the number of Shares Sold as listed in Appendix 4.3 and the information contained in said Appendix is complete and accurate. Each Seller will transfer to Buyer on the Closing Date, as this term is hereinafter defined, subject to the terms and conditions hereof, the ownership of the Shares Sold described as the property of each seller in Appendix 4.3 hereof, free of any encumbrances (pledge, right of guarantee, or other bonus, or options for the sale of said shares), powers of attorney or any other voting agreement or of any kind, whether contractual or legal.

4.4. Constitution and validity: EVOTECH is a duly constituted corporation, validly existing and current under the laws of the Argentine Republic and has the capacity and authority to develop its business and to own, lease and operate the properties used in its business.

4.5. Capitalization: The capital stock of EVOTECH is $ 100,000 (one hundred thousand pesos), represented by 100,000 (one hundred thousand) nominative non-endorsable common shares of one vote each, with a par value of $ 1 (one peso) per share. All shares issued by EVOTECH have been validly authorized and issued, are fully integrated [subject to confirmation], are not seized and have not been issued in violation of preemptive rights or laws or regulations of Argentina. The Company has not given any

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guarantee, option, warrant, right, option to purchase, subscription, agreement, commitment or understanding of any nature, fixed or contingent that directly or indirectly: (i) requires the issuance of EVOTECH shares; or (ii) is convertible into EVOTECH shares or grants rights to acquire EVOTECH shares; or (iii) obligates EVOTECH to grant, offer or enter into any of the aforementioned; or (iv) relates to votes or to control of EVOTECH's shares.

4.6. Financial Statements: EVOTECH's financial statements have not been completed as of the closing date.

4.7. Tangible and intangible assets:

4.7.1 The sale of the Shares Sold by the Sellers pursuant to the present shall effectively transfer to the Buyer the business, including all tangible and intangible assets and the properties of EVOTECH.

4.7.2. All the machinery and equipment and other tangible assets owned or used by EVOTECH are detailed in Appendix 4.7.2. of this document. All such fixed assets are in good operating condition and in good general condition and are adequate for the development of the EVOTECH business. There are no mortgages, pledges, embargoes, other warranties, ownership restrictions, conditional sales or promises of sale or other rights of third parties with respect to such assets.

4.8. Inventory: The EVOTECH inventory is included as Annex 4.8.

4.9. Labor contracts, benefits, labor relations and aspects of social security:

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(a) Appendix 4.9 (a) hereto contains a complete list of EVOTECH staff with their respective remuneration and the seniority corresponding to each.

(b) Annex 4.9 (b) indicates the amounts corresponding to its personnel that EVOTECH has not paid in compliance with all the laws and regulations applicable in Argentina related to the employment of workers, including without limitation those related to collective bargaining agreements and to the payment and withholding of taxes and social security contributions and any other of any nature and cause required by the laws, regulations or agreements that correspond to carrying out or retaining in respect of any remuneration or other concept with respect to its personnel.

(c) There are no claims for wages, or for occupational accidents or occupational diseases, or claims for commissions or any other labor, social security or tax claim (other than those indicated in Annex 4.9 (b) hereto, which identifies the contingencies in each case) that can be enforced against EVOTECH by any of its employees. There are no pending or foreseeable disputes between EVOTECH and any union.

4.10. Contracts: Annex 4.10. of this document contains a list of the main contracts in which EVOTECH is a party. With the exception of those mentioned in Annex 4.10. of this document, EVOTECH is not part of or linked by:

(a) Contracts for the future sale, purchase or rental of materials, raw materials or equipment for amounts in excess of US $10,000 (ten thousand US dollars) as a whole or contracts with a term of more than six (6) months counted from the date of their conclusion, except for finished goods for sale in the ordinary course of business under the usual terms and conditions.

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(b) Agreements, contracts, fiduciary agreements or other instruments for money lending or to guarantee any obligation arising from borrowing money;

(e) Agreements with any person or business entity conducting business within or outside Argentina that refers to participation in commissions, fees or other present or future income;

(d) Partnership or participation agreements, price agreements except for current price levels, supply or manufacturing agreements, non-compete agreements, consultancy or service agreements, agreements with EVOTECH officials, directors or shareholders or their relatives, or of companies related to or affiliated with the Sellers, agreements with companies now linked and other agreements;

(e) Distribution, concession, agency, sales representation, franchise agreements or any other agreements of a similar nature;

(g) Agreements related to the EVOTECH shares;

(h) Employment agreements with any director, executive, manager or employee that cannot be terminated through the application of the labor or social security laws of Argentina;

(i) Agreements relating to bonuses, remuneration or incentive awards, deferred compensation, termination benefits, pensions, profit sharing, retirement schemes, hospitalizations, unemployment benefits, stock options, or other special plans of compensation or of occupational or pension benefits applicable to present or past employment, any employee or with

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shareholders, directors or officers of EVOTECH, including without limitation, retirement benefits, medical and others payable or in force after the date of termination of employment;

(j) Collective bargaining agreements;

(k) Agreements with employment agencies for the employment of personnel in EVOTECH of such duration that may generate labor or social contingencies to EVOTECH; or

(i) Any agreement concluded outside the ordinary course of business or for an unusual amount or duration.

4.11. Legal aspects: With the exceptions provided in Annex 4.11 of this document to date:

(a) There is no claim, action, lawsuit, litigation, investigation or proceeding pending or foreseeable against or affecting EVOTECH or any of its properties or rights, before any court, arbitrator or governmental, administrative or judicial entity or agency. EVOTECH is not subject to judgments, decrees, orders or resolutions of any governmental, administrative or judicial authority. EVOTECH is not subject to claims, which in total, if they were decided against it, could have an Adverse Material Effect.

(b) EVOTECH's business has been and is being conducted strictly in compliance with all laws, regulations, ordinances, rules and other requirements of all governmental, administrative or legal entities ("Legal Requirements") applicable to EVOTECH or any of its businesses or properties in the jurisdictions in which they are located, with the exception of the procedure for the installation of towers in which

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both Parties accept that EVOTECH has begun the installation of the same with the mere entry of the procedure for requesting ratings and permits.

(d) EVOTECH has received no notification that indicates any breach of any Legal Requirement or Permit.

4.12. Taxes:

(a) Except for Contributions to Social Security, EVOTECH has submitted and made all the required federal, provincial and municipal presentations, forms, reports and tax returns in each of the respective jurisdictions in which it operates and all such presentations, forms, reports and tax returns are true and accurate and adequately reflect the tax obligations of EVOTECH.

(b) Except for Contributions to Social Security, EVOTECH has paid all taxes and any penalty and interest thereon, in accordance with said declarations or with applicable laws and regulations or with any determination received by EVOTECH. In relation to the Stamp Tax, the Buyer exempts Evotech from any liability for its non-payment in the cases in which the agreements with third parties have been implemented through the tender letter modality, such contracts being only those identified in Appendix 4.10. (b), not exempting the Buyer from such liability in relation to contracts not identified in said appendix.

(c) No adjustment to tax returns or in relation to tax payments has been demanded, claimed, proposed or suggested by the Federal Public Revenue Administration ("AFIP") or other national, provincial or municipal tax offices or agencies.

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(d) As used in this document, "taxes" mean all taxes, fees, contributions or other payments, including but not limited to income taxes, value added, assets, import, export, deductions, sales, gross income, assets and provisional taxes or taxes imposed by the government of Argentina, or by any province or municipality of Argentina or by any agency or subdivision of Argentina or by any foreign tax authority with jurisdiction over any of EVOTECH's operations.

4.13. There is no termination, cancellation, limitation, modification or change in the business relationship of EVOTECH with any of its listed customers or suppliers, or any outstanding or potential controversy with any of them, except those listed in Annex 4.13.

4.14. Powers of Attorney: Appendix 4.14. Contains a complete list of the powers granted by EVOTECH to date. All other powers of attorney granted by EVOTECH have previously been duly revoked and, in relation to powers registered in the Public Registry of Commerce, said revocation has been duly registered in the Public Registry of Commerce of the City of Buenos Aires or in the corresponding jurisdiction.

4.15. Absence of Hidden Liabilities: EVOTECH has no other liabilities of any nature (whether known or unknown, declared or hidden, due or subject to a term or condition, accrued, absolute, contingent or otherwise) than (i) Debt with Rojo; (ii) current liabilities generated from the beginning of its activities in the ordinary course of business and in accordance with past practice, which, individually or in their entirety, do not have a Significant Adverse Effect (as defined below), and (iii) liabilities specifically listed in Appendix 4.15 of this Agreement.

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4.16. Absence of Unusual Transactions: EVOTECH has not entered into any transaction outside the ordinary course of business.

4.17. Absence of Significant Adverse Effect. Development of Commercial Activities:

(a) For all purposes of this Agreement, a Significant Adverse Effect shall be understood to mean any change or effect on EVOTECH (including its business activities) that is or is reasonably likely to be, individually or with other changes or effect, materially adverse to the activities (whether financial or otherwise) or prospects of EVOTECH in an amount in excess of US$ 100,000 (one hundred thousand US dollars).

(b) Since the date of commencement of the Company's activities, there have been no transactions that could have a Significant Adverse Effect and there is no contingency reasonably foreseeable herein that could have a Significant Adverse Effect in relation to EVOTECH.

(c) Notwithstanding the foregoing, and except as indicated in Annex 4.17. (c) hereto, from the date of commencement of the Company's activities, there has been (i) no transaction or other act has taken place, outside the ordinary course of business and in accordance with past practice, or (ii) no declaration, separation or payment of dividends or distributions on the capital of EVOTECH (either in cash or in kind) (iii) any sale or other disposition of any right, title, or interest in, or in respect to, any assets or (iv) no general increase in the remuneration or benefits payable to any class or group of employees of EVOTECH, of the amounts payable by EVOTECH to its shareholders or to its directors, officers or any of its employees, or (and) no bonus, reward for services, compensation to percentage or other benefit paid, granted or accrued in favor of its employees, officials or

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current or past directors, or (vi) no assumption or creation of indebtedness for money received by EVOTECH, including any guarantees, (vii) no changes in accounting principles or tax methodology for Argentine taxes or (viii) no change in the authorized or issued capital of EVOTECH or no issue of bonds, convertible bonds or other securities, whether convertible into shares or not.

4.18. Bank Accounts:

Annex No. 4.18 contains a list of all the bank accounts opened in this document by EVOTECH and a list of the authorized signatures with respect to each one of said accounts, indicating the powers of attorney granted to that effect. Annex 4.18 includes a list of all checks issued and not paid by banks to date, with a detail of the paying bank, date of issue, beneficiary and amount of each check. No new checks will be issued after the signature of this document except the check or checks for paying the following invoices of MER Infrastructure SA: (i) No. A0004-00002826, dated 03/17/2017, for the sum of $ 440,602.36 (PESOS FOUR HUNDRED AND FORTY THOUSAND SIX HUNDRED AND 36/100) (ii) No. A0004-00002827, dated 03/17/2017 for the sum of $ 480,558.25 (PESOS FOUR HUNDRED AND EIGHTY THOUSAND FIVE HUNDRED FIFTY-EIGHT WITH 25/100); (Iii) No. A0004-00002711, dated 01/26/2017, for the sum of $ 604,032.00 (PESOS SIX HUNDRED FOUR THOUSAND THIRTY-TWO); and the sum of $ 604,032.00 (PESOS SIX HUNDRED AND FOUR THOUSAND THIRTY-TWO), the issuance of which is expressly authorized by the Buyer, in writing and in advance.

Clause 5. Declarations and Warranties of the Buyer.

The Buyer declares and guarantees to the Sellers the following:

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(a) Corporate Aspects of the Buyer: the Buyer is a corporation incorporated under the laws of Argentina, which is registered with the General Inspectorate of Justice

(b) Powers, authorizations and consent: The Buyer enjoys the factual and legal capacity necessary to conclude, fulfill and execute the contract and the obligations arising therefrom. The execution, fulfillment and execution of this Contract is in accordance with the Bylaws of the Buyer.

Clause 6. Intermediaries.

The Buyer represents and warrants to the Sellers that neither the Buyer nor any of its affiliates, nor any of its directors, officers or employees, and the Sellers declare and. Guarantee to Buyer that neither the Company nor any of its directors, officers, employees or agents, nor the Sellers nor any third party representing the Sellers or the company, has employed any intermediary or broker or incurred or will incur any fee, commission or expense through intermediation, brokerage or similar in relation to the transactions provided for in this Contract.

Clause 7. Commitments of Sellers.

The Sellers hereby commit to the following:

7.1. Confidentiality:

The Sellers and the Buyer are bound, for a period of 5 years from the date of signing this Agreement, to keep confidential and not to use, disclose, or communicate to any third party, in any way, any information related to the Commercial activities of EVOTECH, its assets, customers,

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suppliers, technology, equipment, methods, designs, and any other aspects relating to the EVOTECH business, whether directly or indirectly. The Sellers also acknowledge that such data belong to the Company.

7.2. Non-Compete

For a period of 5 years from the Closing Date, none of the Sellers may, directly or indirectly, carry out, participate in, organize, interest in, or otherwise benefit in Argentina from activities in competition with the Company or from companies carrying out activities in competition with the Company. The foregoing obligation shall not prevent Galindo and the other Sellers from complying with the commitment of consultancy, assistance and cooperation provided for in this Contract.

7.3. EVOTECH Board

The Sellers shall have the right to designate one-third of the vacancies on the EVOTECH board, provided that the Sellers become holders of at least 20% of EVOTECH's capital stock, for which the Buyer undertakes to modify the Bylaws in that regard, within ____ days of accepting the present Offer.

7.4. Remuneration of staff

As of the date hereof, the remuneration of directors, officers and employees of the Company shall not be increased by reason of any action by the Sellers or the Company up to and including the Closing Date.

7.5. Ordinary Course of Business:

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From the present date until the Closing Date, the Sellers will cause the directors, officers and employees of EVOTECH to manage the Company under the supervision of the Buyer in order to keep it informed of the same and to require during said period the Buyer's prior approval of any significant business decision, all within the ordinary course of business.

7.6. Sale of the Common Stock of Tower One:

The Sellers will not sell the Tower One Shares they receive pursuant to this Contract in violation of the applicable laws or regulations applicable to such Tower One Shares. Notwithstanding this, the Buyer declares and warrants that the Tower One Shares are freely available and that therefore they may be sold at any time by the Buyers or by third parties related to the Buyers.

7.7. Operating Expenses:

The operating expenses listed in Appendix 3.1 of this Contract are the only expenses and liabilities that will be owed by EVOTECH at the Closing Date. As of the date of this Offer, EVOTECH will not make any additional operating expenses that are not listed in Appendix 3.1 without the prior approval of the Buyer, approval that will not be unreasonably withheld or delayed.

7.8. Capital Expenditures and Provisions:

As of the date hereof, EVOTECH will not make any capital expenditure or dispose of any of its assets, rights and things, without the prior approval of the Buyer.

7.9. Notice of Transfer:

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At the Closing Date, the Sellers must deliver all notifications and communications required by law to ensure the transfer of the shares sold to Buyer and the proper registration of such transfer in the books of the company and the issuance of the shares certificates that correspond to the transfers provided for herein.

Clause 7.Bis Commitments of the Buyer.

7.1.bis. Investment Commitment:

a) Scope of the Investment Commitment; The Buyer irrevocably undertakes to contribute to EVOTECH the funds necessary for EVOTECH to construct 50 (fifty) towers, 34 (thirty-four) of which are identified-in Annex 7.1.bis with the remaining 16 (sixteen) being the first towers to be assigned by Claro or Telecom Argentina SA in the contract to be entered into with those providers (the "Additional Towers"), and up to the sum maximum total of US$ 3,500,000 (US dollars three million five hundred thousand), provided that: (i) there is a valid framework contract with the provider of technological services of information and communications (TIC) Claro or Telecom Argentina S.A. for which it contracts with Evotech for the use of the towers of Appendix 7.1 bis (and the Additional Towers) and individual contracts with the same TIC provider that provide a remuneration to EVOTECH for the lease or location of said towers; (ii) the Site Acquisition Report (SAR) and signed by EVOTECH and Claro Annex A and B of the Framework Agreement subscribed with Claro or its equivalent by Telecom; (iii) the agreements and other acts that were legally required for its installation and operation have been obtained; (iv) the procedures for request for administrative authorization for the installation and operation of the towers have been initiated; and (v) there is no resolution that prevents the installation and operation. Hereinafter, the conditions set out in points (i), (ii) and (iii) are called together as

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"Precedent Disbursement Conditions". The prior investment commitment will be effective until June 30, 2018 (the "End Date of the Investment Commitment").

Obligations of the Buyer and the Sellers in relation to the Investment Commitment: The Buyer undertakes to cause EVOTECH to continue with the normal and usual tasks aimed at identifying sites and obtaining compliance by Claro and Telecom and the competent authorities for the construction of the Towers mentioned above. This will in no way impede the development of the activities of EVOTECH and the Sellers in order to avoid their responsibility to finance the number of towers mentioned. In relation to the Investment Commitment, the Sellers will have their sole responsibility and will do their best to initiate the application for the construction permits of the 50 (fifty) towers in order to provide the services to be remunerated according to the framework and individual contracts entered into by EVOTECH with the ICT services provider, as well as the obtaining of the Precedent Disbursement Conditions, within a period from the Closing Date to the Completion Date of the Investment Commitment, without prejudice of the authority of EVOTECH and of the Buyer to act by themselves the initiation of such requests and obtaining the Precedent Disbursement Conditions. The obligation of Sellers is an obligation of means and not of results.

c) In accordance with the commitments assumed, EVOTECH shall have initiated, on the basis of the actions carried out exclusively by the Sellers and prior to the Completion Date of the Investment Commitment, the application for the permits for the construction of the towers, as well as obtaining by virtue of the performance of the Sellers, the Precedent Disbursement Conditions for each of the fifty (50) towers described herein. In the event that, on the Completion Date of the Investment Commitment, no such requirements were achieved with respect of the 50 (fifty) towers, that commitment shall cease in relation to the towers with respect to

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which the request of the permissions of construction of the towers had not been initiated, as well as to have obtained the Precedent Conditions of Disbursement, consequently reducing the maximum amount of the commitment of contribution of funds by the sum necessary for EVOTECH to construct those towers In respect of which such requirements have been achieved within the period indicated. Notwithstanding the foregoing, the share pledge provided for in Article 7.2 below shall cease to be effective as of December 31, 2017.

d) The Buyer shall comply with its obligation to disburse the funds within 20 (twenty) working days of the fulfillment of the Precedent Conditions of Disbursement for each of the towers, by simply sending the documents of proof of compliance with the Precedent Conditions of Disbursement to the Director of the Company chosen by the Sellers. The Buyer expressly agrees that the sending of such documents, and the request for funds made by the Director of the Company chosen by the Sellers are valid and binding for the request of the funds.

e) The default in the fulfillment of the obligations assumed in this clause will be automatic.

7. 2.bis. On the Closing Date and simultaneously with the transfer of the Shares, the Buyer shall constitute a pledge in favor of Sellers in order to guarantee the fulfillment of the investment obligation provided for in point 7.1a above, in the terms of the contract set out in Annex 7.2 bis, which shall include the partial release of the pledged shares as the investment commitment is fulfilled. Said pledge will be valid until December 31, 2017.

7.3.bis. The Buyer agrees and acknowledges that the Sellers will not see their shareholding in EVOTECH liquefied due to the contributions established in Article 3 to cover operating expenses and until

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investment committed in accordance with point 7.1.bis above. For such purposes, the Buyer undertakes to implement the corporate acts necessary for the fulfillment of said obligation either through the capitalization with the issue premium or through the transfer of shares of its property in favor of the Sellers.

Clause 8. Indemnity Guarantees.

8.1. Indemnification by Sellers:

8.1.1. The Sellers hereby agree and jointly and severally indemnify and hold harmless the Buyer, its directors, officers and employees, and EVOTECH, its directors, officers and employees (for the purposes of this clause 8 all jointly referred to as the indemnifiable Person) with respect to any and all costs, losses, liabilities, expenses (including attorney's fees and litigation expenses), damages, lawsuits, actions or claims (any of said events referred to hereinafter, whether in the singular or in plural, Such as "Liabilities" or "Contingent Liabilities" .or "Pre-existing Liabilities") that arise or are related to:

(a) Violation of declarations, warranties or commitments: any violation of the declarations, warranties or commitments of the Seller and / or of EVOTECH contained herein or related to the present document or for the failure of the Sellers and / or EVOTECH to comply with any of their obligations hereunder; or

(b) Hidden Liability: all of the liabilities and obligations of EVOTECH to the extent that such Liabilities and obligations are not reflected or there are provisions in relation thereto in (i) the Unaudited Financial Statements, or (ii) the Appendices hereto; or (iii) Are different from the Debt with Rojo.

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(c) Labor, Tax and Social Security Contingencies: any liability arising out of or relating to contingencies arising from non-compliance with labor, tax and / or social security obligations and regulations, which is related to or is based on any fact or event prior to the Closing Date, without regard to the date on which the respective Liability is demanded or demandable or the demand or claim is made, provided they are not listed in any of the Appendices to this Offer.

8.2. In the event that any action or proceeding is initiated against the Indemnitee, the Sellers shall have the right to participate in such action or proceeding including, without limitation, the right to assume defense against such action or proceeding with the legal assistance that the Sellers may choose, all in the event that the Sellers assume unconditionally and irrevocably the obligation to indemnify the Buyers or the party who proves to be indemnifiable Person for those concepts. Notwithstanding all this, it is established that the legal assistance that the Sellers choose must be satisfactory for the indemnifiable Person, who cannot unreasonably object to the choice of the Sellers.

8.3. Payment of Compensation - Right to Compensation:

8.3.1. Any payment that Sellers must make to Buyer in accordance with the indemnity included in clause 8.1. shall be made within ten (10) business days of the receipt by the Sellers of a written notice from the Buyer (the "Notice of Indemnity"), which shall take place after observing the procedure established in clause 8.2 above, which will indicate the amount payable by the Sellers and the cause that entitles the Buyer to demand such compensation pursuant to this document. In respect of such amounts to be received from the Sellers in the nature of compensation, the Buyers shall be entitled to compensation in relation to any amount included in the

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investment commitment provided in clause 7.1 hereof or owed to the Sellers under this Contract or for any other cause.

Expiration:

The Seller's indemnification obligation for all matters referred to in clauses 8.1. and 8.2. shall remain in force for a period of two years, counted from the date of acceptance of the Closing Date.

Clause 9. Conditions Precedent to the Obligation of the Buyer to Close the Purchase.

The obligations that the Buyer must fulfill on the Closing Date and the same determination of the Closing of the purchase of the Shares Sold will be subject to the simultaneous compliance with the following Conditions Precedent:

9.1. All EVOTECH directors will have submitted their resignations from their positions (including waiver of any fees that may apply) and such waiver, effective as of the Closing Date, will be accepted by the Minutes of a Meeting of EVOTECH, which will approve the actions of the resigning parties and will elect new members of the Board in replacement of the departing ones according to the instructions that the Buyer gives in writing to the Sellers before the referenced Meeting and contemplating the right of the Sellers to appoint a third of the board to be chosen.

9.2. All powers listed in Appendix 9.2. shall have been revoked with effect as of the Closing by a resolution of the current EVOTECH Board. Such revocation shall not be necessary in respect of the proxies who have resigned their powers prior to the aforementioned Board of Directors meeting, which shall accept instead such resignations with effect on the Closing Date.

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9.3. EVOTECH will not waive any of its rights of importance in relation to its rights.

9.4. At Closing, the Sellers will be the owners of the Sold Shares.

9.5. The Sold Shares shall not be subject to any lien, encumbrance, seizure, actual right of guarantee except for the constitution of the pledge referred to in clause 7.2.bis.

9.6. At the Closing Date, all representations and warranties made by the Sellers in this Agreement shall be true and correct in all respects.

9.7. All the commitments established herein that must be fulfilled prior to the Closing Date or on such date shall have been complied with.

9.8. No adverse change of significance shall be recorded in EVOTECH's activities and / or EVOTECH's financial situation or financial results, including, without limitation, any breach of existing debts or the initiation or threat of insolvency or bankruptcy proceedings.

9.9. The Sellers will guarantee that all corporate and accounting books and all the records and documentation required by Argentine law of EVOTECH, including checkbooks and home banking codes (those that will be the responsibility of the new Board upon delivery) will be made available to the Buyer on the Closing Date.

The Seller shall give Buyer and its representatives full access to all major assets, books, records, accounts, folders, software and all other documentation and IT data

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Information, materials and information of EVOTECH in order to allow the Buyer to carry out the examinations and inquiries that it considers appropriate in relation to the present transaction.

9.10 The purchase of the Sold Shares shall have been approved by the regulator, stock exchange or self-regulated market with jurisdiction over the Buyer or over whom it exercises control, directly or indirectly, of the Buyer

9.12. The contract (framework and individual) between EVOTECH and Claro will remain fully valid and no non-compliance with the provisions thereof should be recorded.

If the foregoing conditions have not been fulfilled or have been dispensed in writing by the Buyer, the Buyer shall not be obligated to purchase the Sold Shares, without incurring any liability for this in relation to the Seller or EVOTECH.

The obligations that the Sellers must fulfill on the Closing Date and the same determination of the Closing of the purchase of the Shares Sold will be subject to the simultaneous compliance with the following Conditions Precedent:

9.13. The payment by the Buyer of the corresponding consideration to be paid on the Closing Date in accordance with this document.

9.14. The granting of the pledge provided for in clause 7.2 bis.

Clause 10. General Provisions.

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10.1. Notifications: All notifications and communications required or permitted herein shall be made by means of the addresses indicated below, or to the addresses that the Parties may establish in the future, by informing the other Party in writing to the other Party by a reliable means, and shall be effective upon the date of receipt by the addressee of such communication.

(a)	To the Buyer:
Tower 3 SA
Peron 555, piso 2
C1038AA, CABA
Argentina

(b)	To the Sellers:
Esmeralda 1320, Piso 1, Oficina A
C1007ABT CABA
Argentina
Attn: Dr. Martín Davicino

10.2. Integral Agreement: This Agreement (including its Annexes) contains the total agreement of the Parties with respect to the operations contemplated herein and supersedes, without effect, any prior commitment relating to such operations. There are no other restrictions, agreements, promises, guarantees, commitments or obligations in relation to the operations contemplated herein than those included herein.

10.3. Assignments: This Agreement and its provisions shall be binding upon the parties and their successors. This Agreement may not be assigned in whole or in part without the prior written consent of the non-assigning Party.

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10.4. Fees and Expenses: Each Party hereto shall pay the fees (including attorneys' fees, those of accountants, advisers, or any other third party contracted by such Party) and expenses incurred in concluding this Contract, whether the sale and other agreements instrumented here are carried out or not executed.

10.5. Divisibility: If one or more of the clauses of this Agreement are declared to be invalid, illegal or unenforceable, the validity, lawfulness or enforceability of the rest shall not be affected by that circumstance. To the maximum extent permissible under the Applicable Law, each Party waives its right to invoke the invalidity, unlawfulness or unenforceability of any of the clauses of this Agreement.

10.6. Applicable Law and Jurisdiction. Arbitration: This Agreement shall be governed by and construed in accordance with Argentine law (without regard to the respective private international law provisions) in relation to all matters, including without limitation, its existence, validity, qualification, interpretation, scope, or termination. Any dispute arising between the parties in relation to this agreement, its existence, validity, qualification, interpretation, scope, compliance or resolution shall be finally settled by the General Arbitration Court of the Buenos Aires Stock Exchange in accordance with Regulations in force for the arbitration of law that the parties know and accept.

10.7. Confidentiality: Buyer and Sellers shall keep confidential all information of said character that has been disclosed in relation to the present purchase. Information in the public domain and that which has not been obtained from the other party to this document will not be considered confidential for the purposes of this document.

10.8. Effective Term: This Agreement shall enter into force upon signature of the Agreement by Buyer and Sellers on the day of the date (the "Effective Date"), except

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in relation to the clauses with respect to which it is established that their validity takes place on the Closing Date or Close, which shall enter into force once all the conditions indicated in clause 8 have been fulfilled.

10.10. The Appendices attached hereto have been prepared with information supplied by the Seller. Consequently, the Purchaser does not confirm or issue any opinion on said Appendices, which are the sole responsibility of the Sellers.

[SIGNATURE]

CERTIFIED IN SEAL/S
No. F013511534
CABA MARCH 30, 2017

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ANNEX 3.1

Operating Expenses and Advance Payments of Works

MER INFRAESTRUCTURA SA

Invoice AN A0004-00002710
Date: 1/26/2017
Location: C2420
Total: $604,032.00
For: 50% advance

Invoice AN A0004-00002711
Date: 1/26/2017
Location: C5026
Total: $604,032.00
For: 50% advance

Invoice AN A0004-00002826
Date: 03/17/2017
Location: CX041
Total: $ 440,602.36
For: Advance payment of 25%

Invoice AN A0004-00002827
Date: 03/17/2017
Location: TU038
Total: $ 480,558.25
For: Advance payment of 25%

Wages and social charges March 2017.

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No. F013511534
CABA MARCH 30, 2017

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Appendix 4.3
Information on Shares

Juan Carlos Galindo holds 50,000 (fifty thousand) nominative non-endorsable common shares, each with a nominal value of one peso $ 1, representing 50% of the Company's capital and voting rights

Agustín Schweizer owns 19,000 (nineteen thousand) non-endorsable registered common shares, each with a nominal value of one peso $ 1, representing 19% of the capital stock and votes of the Company

Astrid Maulhardt holds 31,000 (thirty-one thousand) nominative non-endorsable common shares, each with a nominal value of one peso $ 1, representing 31% of the Company's capital and voting rights

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No. F013511534
CABA MARCH 30, 2017

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Appendix 4.72
Tangible Assets

There are none.

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No. F013511534
CABA MARCH 30, 2017

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Appendix 4.8

Inventory

There is none.	[SIGNATURE]

Appendix 4.9 (a)

Personnel Information

Greivin Zuñiga Madrigal Remuneration:
Starting date: 19-08-2016 She resigned on that date.

Maximiliano Ale Remuneration: Entry date: 09-16-2016

Norberto Santoro Remuneration: Seniority: 03-01-2016

Laura Chas Remuneration:
Starting date: 03-06-2016

María Victoria Llanos Remuneration:
Starting date: 09-26-2016

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No. F013511534
CABA MARCH 30, 2017

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4.10

Contracts

Sites location contract

Code: C5076

Lessor: JULIA ELENA GARCIA,
Domicile: calle Perrando 1138, Longschamps, Almirante Brown, Provincia de
Buenos Aires
Term: 10 years
Monthly rent: $10.000

Code: TU038
Lessor: JUAN CARLOS GUTIERREZ,
Domicile: at 71 KM 8.5 SIN, El Grafico, Las Talitas, Tafí Viejo, provincia de
Tucuman
Term: 10 years
Monthly rent: $ 4.500

Code: BA150
Lessor: HUGO HORACIO TUDISCO,
Domicile at calle 6 Y 15 S/N, Agustina, Junín, Provincia
Term: 10 years
Monthly rent: $ 4.500

Code: BA138
Lessor: JORGE RICARDO MORENO
Domicile: calle Alfredo Palacios 445, Trenque Lauquen Provincia de Buenos Aires
Term: 10 years
Monthly rent: $ 6.000

Code: C2420
Lessor: ANGEL DANIEL SOSA and SANDRA LILIANA SOSA
Domicile: calle Máximo Zamudio 1603, Rafael Castillo, La Matanza, Provincia de
Buenos Aires
Term: 10 years
Monthly rent: $ 4.500

Code: 03249
Lessor: MIGUEL ANGEL MONTIEL
domicile at calle Carlos Casares N° 4478, Isidro Casanova, La Matanza,
Provincia de Buenos Aires

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Monthly rent: $ 5.000

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CABA MARCH 30, 2017

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4.11

Legal Aspects

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No. F013511534 CABA
MARCH 30, 2017

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Appendix 4.13
Customers and Suppliers

Customer:
Claro

Provider:
MER INFRAESTRUCTURA SA

[SIGNATURE]

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No. F013511534
CABA MARCH 30, 2017

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Appendix 4.14.
Powers of Attorney

SPECIAL POWER OF ADMINISTRATIVE MANAGEMENT, ADMINISTRATIVE ACTION, FOR THE SIGNING OF LOCATION CONTRACTS AND EXTRAJUDICIAL ACTION AND INTERVENTION IN JUDGMENTS.

Granted by Instrument No. 113, dated November 7, 2016, before the Notary Sergio Picasso, holder of registration number 1841.

In favor of:

- María Victoria Llanos
- Greivin Horacio Zuñiga Madrigal
- Juan Carlos Galindo Wever
[SIGNATURE]

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No. F013511534
CABA MARCH 30, 2017

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Annex 4.15
Liabilities

MER INFRAESTRUCTURA SA

Invoice AN A0004-00002710
Date: 1/6/2017
Location: C2420
Total: $ 604,032.00
For: 50% advance

Invoice AN A0004-00002711
Date: 1/26/2017
Location: C5026
Total: $ 604,032.00
For: 50% advance

Invoice AN A0004-00002826
Date: 03/17/2017
Location: CX041
Total: $ 440,602.36

For: Advance payment of 25%

Invoice AN A0004-00002827
Date: 03/17/2017
Location: TU038
Total: $ 480,558.25
For: Advance payment of 25%

Invoice AN A0004-00002836
Date: 3/29/2017
Location: C5026

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Total: $
604,032.00
For: Balance of 50%

Wages and social charges March 2017.

[SIGNATURE]

CERTIFIED IN SEAL/S
No. F013511534
CABA MARCH 30, 2017

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Appendix 4.17
Amendments

There is none.

[SIGNATURE]

CERTIFIED IN SEAL/S
No. F013511534 CABA
MARCH 30, 2017

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Appendix 7.1. Bis
Torres

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No. F013511534 CABA
MARCH 30, 2017

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	Site form
	Cell ID	Ring	Province	City:	latitude	longitude	Radio Búsqueda	Height
1	SF052	Venado Tuerto 8 - Barrio Malvinas	Santa Fe	Venado Tuerto	-33.732842	-61.9785	200	30m
2	SF040	Venado Tuerto 7 - Industrial Zone	Santa Fe	Venado Tuerto	-33,779942	-61,952133	300	45m
3	ER130	Concordia U MTS 1	Currents	Concordia	-31.390401	-58.014336	250	30m
4	ER033	Concordia 15	Currents	Concordia	-31,403886	-58,024089	200	35m
5	ER039	Concordia 16	Entre Rios	Concordia	-31.387658	-58.02964	100	30m
6	SF060	Roldan 3	Santa Fe	Roldan	-32.919086	-60.890797	300	45m
7	SF053	Armstrong 3	Santa Fe	Armstrong	-32.784861	-61,603486	200	24m
8	CX043	Rio Tercero 8	Cordoba	Rio Tercero 8	-32.178988	-64.121295	200	30m
9	C0113	Rio Tercero 8	Cordoba	Rio Tercero 8	-32,179499	-64.097847	350	45m
10	CX034	Rio Tercero 6	Cordoba	Rio Tercero 8	-32,155661	-64,121527	200	45m
11	CX035	Rio Tercero 7	Cordoba	Rio Tercero 8	-32,172416	-64.1448442	200	45m
12	CO244	Villa Nueva 4	Cordoba	Villa Nueva	-32.437517	-63.231281	300	35m
19	CX036	Villa Nueva 5	Cordoba	Villa Nueva	-32,440417	-63.24653	300	35m
14	CX041	Villa Maria 16	Cordoba	Villa Maria 16	-32,409946	-63.254425	300	30m
15	C3817	Ciudad Madero 3	CABA	CABA	-34.682964	-58,490451	200	30m
16	C2339	Laferrere Avda Marconi	Buenos Aires	La Matanza	34.715221	-58.581467	100	35m
17	C2337	Laferrere Avda Luro Wicaps	Buenos Aires	La Matanza	-34,74353	-58,594386	300	24m
18	C2420	Rafael Castillo 2	Buenos Aires	La Matanza	-34.71148791	-58.62686399	100	24m
19	C3966	Estación Gonnet	Buenos Aires	La Plata	-34.88387126	-58.01011181	150	30m
20	C5028	Pontevedra 5	Buenos Aires	La Matanza	-34.76016841	-58.67278191	200	24m
21	C5026	Longchamps 4	Buenos Aires	Almirante Brown	-34.85322457	-58.38818327	200	24m
22	C5031	La Tablada 3	Buenos Aires	La Matanza	-34,692558	-58.5147948	200	24m
23	C1686	Adrogue 5	Buenos Aires	Almirante Brown	-34.7955	-58.3798	150	40m
24	C2011	CLAYPOLE 4	Buenos Aires	Almirante Brown	-34.79590737	-58.3473866	100	35m
25	TU038	VILLAMORENO NORTE	Tucuman	Villa Moreno	-26.759185	-65.194363	300	35m
26	SL131	POTRERO DE LOS FUNES	San Luis	Funes	-33,220415	-66,22671	500	45m
27	CO677	GENERAL PAZ	Cordoba	Carlos Paz	-31.4168	-64,161608	150	30m
28	BA106	BOLIVAR 3	BUENOS AIRES	BOLIVAR	-36.236041	-61,114703	300	30m
29	BA138	TRENQUE LAUQUEN 6	BUENOS AIRES	TRENQUE LAUQUEN	-36.002993	-62.720067	400	30m
30	8A150	AGUSTINA	BUENOS AIRES	AGUSTINA	-34,4622	-61,0635	300	45m
31	BA088	CHASCOMUS 7	BUENOS AIRES	CHASCOMUS	-35.575179	-57.985163	300	45m
32	BA096	LOS TOLDOS	BUENOS AIRES	LOS TOLDOS	-35,001836	-61.039756	400	45m
33	C0520	MERCADO SUD	Cordoba	Mercado Sud	-31,419841	-64,184161	100	30m
34	C0096	CARLOS PAZ - FANTASIO 2	Cordoba	Carlos Paz	-31.425378	-64.502684	200	35m

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Appendix 7.2
Model Pledge Contract

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No. F013511534 CABA
MARCH 30, 2017

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Appendix 9.2
Powers of Attorney to Revoke

Those corresponding to Annex 4.14 of this document.

[SIGNATURE]

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No. F013511534 CABA
MARCH 30, 2017

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SEAL ASSOCIATION OF NOTARIES - CITY OF BUENOS AIRES- FEDERAL CAPITAL - ARGENTINE REPUBLIC	RECORD OF CERTIFICATION OF SIGNATURES 404	F 013511534

0
1	Buenos Aires, 30 March 2017 . In my capacity as notary
2	Holder of Notary Registration Number Three Hundred Sixty-four.
3
4	I CERTIFY: That the Signature.- that on the

5	document attached to this sheet, whose requirement of certification is

6
7	formalized simultaneously by RECORD number 004 of BOOK

8
9	number 05 , is / are placed in my presence by the person / s

10	whose name (s), identity document (s) and justification of identity are indicated:
11

12	Víctor Hugo QUEVEDO, holder of National Identity Document number 16.250.834.-
13	Individualized to the appearing party according to subsection b) of Article 306 of the Civil and
14	Commercial Code, for my knowledge.- ACTS: On behalf of and in representation of his
15	capacity as PRESIDENT OF "TOWER 3 SA" CUIT 30-71544538-3, whose registered office
16	is located on Calle Segundo Teniente General Juan Domingo Perón 555, second floor of this
17	City, registered with the General Inspectorate of Justice On December 13, 2016, under number
18	24487 of book 82 of Corporations for Shares, attesting to the legal existence of the company
19	and the representation invoked whose validity ensures with Bylaws executed by Instrument
20	No. 129 dated December 5, 2016, put by me in folio 382 of the Notary Registry 364 under my
21	responsibility, which I have viewed in the original with sufficient powers for this act- I issue
22	this document in Seal of Notary Certification Number F 013511534.- BE IT RECORDED.-
23	[SEAL] [SIGNATURE]